Exhibit 15.b
                                                          ------------




     May 10, 1994


     Securities and Exchange Commission
     450 Fifth Street, NW
     Washington, DC 20549


     Re:  Conrail Inc.

     Registration on Form S-8 (Registration Form No. 33-19155 and
                              (Registration Form No. 33-44140)

     Registration on Form S-3 (Registration Form No. 33-64670)


     We are aware that our report dated January 24, 1994 on our review of interim financial information of Conrail Inc. and subsidiaries for the three-month period ended March 31, 1993 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 1994 will be incorporated by reference in the registration statements. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



                               COOPERS & LYBRAND
                               COOPERS & LYBRAND